Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283698) of CERo Therapeutics Holdings, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements of CERo Therapeutics Holdings, Inc., appearing in this Annual Report on Form 10-K of CERo Therapeutics Holdings, Inc. for the year ended December 31, 2024.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 15, 2025